Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-270106) and Registration Statements on Form S-8 (Nos. 333-258227, 333-258226, 333-258225, 333-173656, 333-173657, 333-173658, 333-176852, 333-192988, 333-212813, and 333-217448) of PPG Industries, Inc. of our report dated February 20, 2025 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Pittsburgh, Pennsylvania
February 20, 2025